Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17659, 333-118356 and 333-118355) of Moscow CableCom Corp. of our report dated April 25, 2006, except for the restatement described in Note 30 which is as of October 24, 2006, relating to the consolidated financial statements which appears in this Form 10-K/A.

/s/  ZAO PricewaterhouseCoopers Audit

Moscow, Russian Federation

October 24, 2006